UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2007

Vision-Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 365-0600

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2007, the Company’s sole supplier of certain critical components for its fiberscopes advised the Company that it intends to significantly increase the price and limit the quantities of certain components it supplies to the Company.  These components are required for the Company to produce its 3 models of Ear-Nose-Throat fiberscopes, its Transnasal Espophagoscopy fiberscope, its fiber Cystoscope for the medical segment and for some of its borescopes for the industrial segment.   The Company has concluded that it will not receive sufficient quantities of these components for all of its required production of these products through at least the third quarter of this fiscal year, which ends on December 31, 2007.

The supplier, Pentax Corporation (“Pentax”), has been supplying these components to the Company pursuant to a Supply Agreement dated March 16, 1992 between the Company and Pentax (formerly known as Asahi Optical Co., Ltd.), as amended on October 1, 2002. This agreement has been automatically and continuously renewed since it was executed, and will expire on March 2009.  Pentax does not supply, nor does this have any effect on the Company’s ability to produce, other products, including its recently introduced family of advanced videoscopes.

Pentax, a competitor of the Company and a beneficial owner of approximately 5.0 % of the Company’s Common Stock, has unilaterally decided to take these actions.  The Company is continuing to encourage Pentax to supply of these components in the quantities and prices that are necessary to meet the Company’s needs based on its forecast for new orders and for repairs, for a period that will enable the Company to incorporate and adopt similar component from other sources. Since the Company is still negotiating with Pentax, it is unable at this point to quantify the impact on our revenues and results of operations.

In the event the Company is unable to secure such supply from Pentax on terms satisfactory to the Company, it intends to pursue all appropriate legal remedies against Pentax, most likely in Japan as well as in the US.  In addition, the Company has started the exploration of other supply channels for these components and the development of its fiberscopes based on alternative components. Such program could take approximately 10 to 12 months to complete. Our inability to obtain sufficient quantities of such critical components on favorable terms could materially adversely affect our business and results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vision-Sciences Inc. (Registrant)
November 19, 2007 (Date)	__________________ Yoav M. Cohen Chief Financial Officer